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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT




The Board of Directors
VISTA Information Solutions, Inc.
5060 Shoreham Place, #300
San Diego, California 92122


     We hereby consent to the use in this Registration Statement on Form S-3 filed on or about April 30, 1999 of our report, dated March 24, 1999, which appears on page 28 of the Annual Report on Form 10-KSB of VISTA Information Solutions, Inc., and subsidiaries for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.



                                        McGLADREY & PULLEN, LLP




San Diego, California
April 29, 1999